AMENDMENT TO AMENDED AND RESTATED
                   AGREEMENT FOR ELECTRIC SERVICE, AS AMENDED
                     BETWEEN TEXAS-NEW MEXICO POWER COMPANY
                      AND TEXAS UTILITIES ELECTRIC COMPANY


     This Amendment ("Amendment") to Amended and Restated Agreement for Electric Service, dated May 14, 1990, as Amended ("Agreement") is made and entered into on this 31st day of March, 1998, by Texas-New Mexico Power Company, a Texas corporation ("TNMP"), and Texas Utilities Electric Company, a Texas corporation ("TU Electric").

                                   WITNESSETH:

     WHEREAS, TNMP and TU Electric desire to clarify and make certain the time period, as well as the amount of power and energy requirements, for the supply of said power and energy requirements to the Lewisville point of delivery; and

     WHEREAS, TU Electric and TNMP are willing to amend the Agreement to provide for such clarification upon the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the promises and mutual covenants and agreements contained herein, the parties hereby agree as follows:

     1. From the date of this amendment through December 31, 1998, electric service as presently provided by TU Electric to TNMP will continue as currently in effect under the Agreement.

     2. Paragraph 18 of the Agreement, entitled "TNMP Points of Delivery Specified in Exhibit D," is hereby amended so as to read as follows:

          b. From and after January 1, 1999 until June 30, 2002, TNMP will purchase from TU Electric all of the power and energy requirements of its customers at the Lewisville point of delivery and at no other point of delivery. If TNMP is required by applicable law to purchase power and energy from a qualifying facility as described in Paragraph 13a, that power and energy shall not be utilized to offset TNMP's obligation to purchase all of the power and energy requirements of its customers at Lewisville from TU Electric. Any capacity and energy purchased by TNMP from a qualifying facility shall be scheduled and utilized through the TNMP control area by TNMP outside the Lewisville point of delivery.

     3. Paragraph 5 of the Agreement is deleted and the following language is inserted: The Agreement will terminate on June 30, 2002, without any further notice by either party. Both parties specifically agree and acknowledge that neither TU Electric nor TNMP has a continuing obligation or duty with regard to providing or receiving electric service after June 30, 2002. Both parties further agree, however, that the Agreement will not terminate prior to June 30, 2002, except in the event of a material breach of the terms of the Agreement resulting from the actions of one of the parties occurring subsequent to the date of this Amendment.

     4. In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement, this Amendment shall control.

     5. Except as otherwise expressly provided for herein, the Agreement shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers on the date first written above.

                        TEXAS UTILITIES ELECTRIC COMPANY



         By:    __________________________________________________

         Title: __________________________________________________


                         TEXAS NEW-MEXICO POWER COMPANY



         By:    __________________________________________________

         Title: __________________________________________________